Exhibit 99.(a)(xxiii)

LORD ABBETT GLOBAL FUND, INC.

ARTICLES SUPPLEMENTARY

LORD ABBETT GLOBAL FUND, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock, of the par value of $.001 each (the “Capital Stock”), into series and classes under Article V of the Articles of Incorporation of the Corporation, as amended and supplemented (the “Articles”), all authorized but unissued shares of the Lord Abbett Emerging Markets Local Bond Fund are hereby reclassified as unclassified Capital Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of unclassified Capital Stock as set forth in the Articles.

SECOND: Following the reclassification of shares of Capital Stock as specified in Article First above, the Corporation has authority to issue 4,400,000,000 shares of Capital Stock, of the par value of $.001 each, having an aggregate par value of $4,400,000. The authorized shares of Capital Stock are classified and designated as follows (with 810,000,000 shares of unclassified Capital Stock remaining):

Lord Abbett Emerging Markets Bond Fund

Class A	415,000,000 shares
Class B	30,000,000 shares
Class C	100,000,000 shares
Class F	100,000,000 shares
Class F3	20,000,000 shares
Class I	200,000,000 shares
Class P	20,000,000 shares
Class R2	20,000,000 shares
Class R3	20,000,000 shares
Class R4	20,000,000 shares
Class R5	20,000,000 shares
Class R6	20,000,000 shares
Class T	20,000,000 shares

Lord Abbett Emerging Markets Corporate Debt Fund

Class A	350,000,000 shares
Class C	85,000,000 shares
Class F	85,000,000 shares
Class F3	15,000,000 shares
Class I	185,000,000 shares
Class R2	15,000,000 shares

Class R3	15,000,000 shares
Class R4	15,000,000 shares
Class R5	15,000,000 shares
Class R6	15,000,000 shares
Class T	15,000,000 shares

Lord Abbett Global Bond Fund

Class A	415,000,000 shares
Class C	100,000,000 shares
Class F	100,000,000 shares
Class F3	100,000,000 shares
Class I	200,000,000 shares
Class R2	20,000,000 shares
Class R3	20,000,000 shares
Class R4	20,000,000 shares
Class R5	20,000,000 shares
Class R6	100,000,000 shares
Class T	20,000,000 shares

Lord Abbett Multi-Asset Global Opportunity Fund

Class A	430,000,000 shares
Class B	15,000,000 shares
Class C	20,000,000 shares
Class F	20,000,000 shares
Class F3	20,000,000 shares
Class I	15,000,000 shares
Class P	20,000,000 shares
Class R2	20,000,000 shares
Class R3	20,000,000 shares
Class R4	20,000,000 shares
Class R5	20,000,000 shares
Class R6	20,000,000 shares
Class T	20,000,000 shares

THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended. The shares of Capital Stock hereby reclassified as specified above have been duly classified by the Board of Directors under the authority contained in the Articles. These Articles Supplementary do not change the aggregate number of shares of stock that the Corporation has authority to issue.

FOURTH: Pursuant to § 2-208.1(d)(2) of the Maryland General Corporation Law, these Articles Supplementary shall become effective on September 28, 2018.

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IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and attested by its Vice President and Assistant Secretary on September 14, 2018.

LORD ABBETT GLOBAL FUND, INC.

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

ATTEST:

/s/ John T. Fitzgerald

John T. Fitzgerald

Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT GLOBAL FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties for perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary